Exhibit 99.1

Bulldog Technologies Announces $267,000 Purchase Order

VAR Commits to Purchase RoadBOSS GTS Global Tracking Seal and Services for Distribution in Venezuela

RICHMOND, British Columbia, April 11, 2006 -- Bulldog Technologies Inc. (OTC BB: BLLD), a premier provider of wireless security solutions and sensor networks that monitor, track and secure assets in the global supply chain announced today that it has received a purchase order for the RoadBOSS GTS Global Tracking Seal from their newly signed VAR (Value Added Reseller), Soluciones Tecnologicas Portuarias y aeroportuarias SOLTECPO c.a. of Venezuela. Hardware sales total over $195,000.00 with a 3 year airtime services package worth $72,000. Delivery of the first units is immediate, with the purchase order calling for a monthly delivery schedule over 12 months.

Bulldog CEO John Cockburn stated, “Demand for cargo security products is ever increasing in the Latin American countries as their demand for high value goods rises. Bulldog’s distribution strategy and strong VAR program is poised to take advantage of this profitable marketplace with the goal of capturing dominant market share. Soltecpo’s commitment to Bulldog is yet another step ahead in the acceptance of our products in Latin America and on an international scale.”

Soltecpo provides port security solutions and services working with private companies and insurance agencies to provide security and visibility of their cargo, ensuring it is under their full control as it is shipped throughout Venezuela. Soltecpo is also in negotiations with Venezuelan Government Agencies to secure cargo and ensure import tariffs and duties are collected. Soltecpo currently distributes biometric identification systems, CCTV, and Rapiscan security and detection products.

The RoadBOSS GTS Global Tracking Seal is the next generation of Bulldog Technologies’ layered wireless security solutions. Incorporating an electronic seal with GPS and GSM/GPRS communications, the RoadBOSS GTS provides an unparalleled security layer and monitoring capabilities to any container or trailer. The RoadBOSS GTS allows the user to positively monitor and secure trailers and containers through real time notification of illicit breach of seal, unauthorized movement, with route tracing, and automatic notification of arrival at it’s destination via email or text messaging service. Use of the RoadBOSS GTS in cooperation with local governments may allow the receiver to obtain priority clearance through customs when importing international cargo. The RoadBOSS GTS automatically activates the instant it is snapped on the locking bars, and immediately provides full visibility and protection of your cargo until its authorized removal.

About Bulldog Technologies

Bulldog designs, engineers, manufactures and distributes patented and FCC-certified wireless cargo security and tracking devices used by its customers to protect, manage and recover cargo in their supply chains. The company is public and trades on the US OTC market under the symbol BLLD. It counts as its customers some of the world’s best known and respected brand names and service providers. As world security and monetary controls tighten in response to external threats, Bulldog is uniquely positioned to offer substantial assistance to Corporations, Governments and Law Enforcement in relation to the integrity and trackability of cargo and containers as they enter or exit sovereign territory, are processed and re-distributed to final destinations.

For further information, visit Bulldog on the Web at www.bulldog-tech.com

Press Contact:

Bulldog Technologies Inc.
Jan Roscovich
(604) 271-8656
Email: jroscovich@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.